AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT OF MERGER (the "Agreement"), dated as of September 20, 2000 is entered into by and between WealthHound.com, Inc., a Florida corporation ("WealthHound Florida") and WealthHound.com, Inc., a Delaware corporation and a wholly owned subsidiary of WealthHound Florida ("WealthHound Delaware").

                                   WITNESSETH:

         WHEREAS, WealthHound Florida is a corporation duly organized and existing under the laws of the State of Florida;

         WHEREAS, the respective Boards of Directors of WealthHound Florida and WealthHound Delaware have determined that it is advisable and in the best interests of each of such corporations that WealthHound Florida merge with and into WealthHound Delaware (the "Merger") upon the terms and subject to the conditions set forth in this Agreement for the purpose of effecting the change of the state of incorporation of WealthHound Florida from Florida to Delaware; and

         WHEREAS, the respective Boards of Directors of WealthHound Florida and WealthHound Delaware have, by resolutions duly adopted, approved this Agreement, subject to the approval of the shareholders of WealthHound Florida;

         NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, WealthHound Florida and WealthHound Delaware hereby agree as follows:

         1. Merger. WealthHound Florida shall be merged with and into WealthHound Delaware and WealthHound Delaware shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective upon the date and time of the later of the filing of the Certificate of Ownership and Merger with the Secretary of State of Delaware and the Articles of Merger and the Agreement and Plan of Merger with the Secretary of State of Florida (the "Effective Time").

         2.  Governing   Documents;   Executive  Officers  and  Directors.   The
Certificate of Incorporation of WealthHound Delaware, from and after the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws. The Bylaws of WealthHound Delaware, from and after the Effective Time, shall be the Bylaws of the Surviving Corporation without change or amendment until thereafter amended in accordance with the provisions thereof and applicable laws. The members of the Board of Directors and committees of the Board of Directors and the officers of WealthHound Delaware immediately prior to the Effective Time shall be the members of the Board of Directors and committees of the Board of Directors and the officers of the Surviving Corporation from and after the Effective

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Time,  until their  respective  successors have been duly elected and qualified, unless they earlier die, resign or are removed.

         3. Succession. At the Effective Time, the separate corporate existence of WealthHound Florida shall cease, and the Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public and private nature of WealthHound Florida; and all property, real, personal and mixed, and all debts due to WealthHound Florida on whatever account, as well as for share subscriptions as all other things in action belonging to WealthHound Florida, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every interest of WealthHound Florida shall be thereafter the property and interest of the Surviving Corporation as they were of WealthHound Florida, and the title to any real estate vested by deed or otherwise in WealthHound Florida shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of WealthHound Florida shall be preserved unimpaired, and all debts, liabilities and duties of WealthHound Florida shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of WealthHound Florida, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time, shall be taken for all purposes as the acts, plans, policies, agreements, approvals and authorizations of the Surviving Corporation and shall be as effective and binding thereon as the same were with respect to WealthHound Florida.

         4. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of WealthHound Florida such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of WealthHound Florida, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of WealthHound Florida or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

         5. Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof:

            (1) each share of the common stock, par value $.001 per share (the "WealthHound Florida Common Stock") of WealthHound Florida outstanding immediately prior to the Effective Time shall be changed and converted into and shall be one fully paid and non-assessable share of common stock, par value $.001 per share (the "Surviving Corporation Common Stock") of the Surviving Corporation and no fractional shares shall be issued and fractions of half or more shall be rounded to a whole share and fractions of less than half shall be


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disregarded, such that the issued and outstanding capital stock of the Surviving
Corporation resulting from the conversion of the WealthHound Florida Common Stock upon the Effective Time shall be equal to the number of issued and outstanding shares of WealthHound Florida Common Stock at that time; and

            (2) as of the Effective Time, the Surviving Corporation hereby assumes all obligations under any and all employee benefit plans of WealthHound Florida in effect as of the Effective Time or with respect to which employee rights or accrued benefits are outstanding as of the Effective Time and shall continue the stock option plans, warrants or other rights to purchase, or securities convertible into WealthHound Florida Common Stock. Each outstanding and unexercised option, warrant or other right to purchase, or security convertible into WealthHound Florida Common Stock shall become an option, warrant or right to purchase, or a security convertible into the Surviving Corporation Common Stock on the basis of one share of the Surviving Corporation Common Stock for each share of WealthHound Florida Common Stock issuable pursuant to any such option, warrant or stock purchase right or convertible security, on the same terms and conditions and at an exercise or conversion price per share equal to the exercise or conversion price per share applicable to any such WealthHound Florida option, warrant, stock purchase right or other convertible security at the Effective Time.

            A number of shares of the Surviving Corporation Common Stock shall be reserved for issuance upon the exercise of options, warrants, stock purchase rights and convertible securities equal to the number of shares of WealthHound Florida Common Stock so reserved immediately prior to the Effective Time.

            (3) the shares of WealthHound Delaware Common Stock presently issued and outstanding in the name of WealthHound Florida shall be canceled and retired and resume the status of authorized and unissued shares of Surviving Corporation Common Stock, and no shares of Surviving Corporation Common Stock or other securities of WealthHound Florida shall be issued in respect thereof.

         6. Dissenting Shares. Holders of Dissenting Shares (if any) will be entitled to their appraisal rights under Section 607.1302 of the Florida Business Corporation Act ("Florida Law") with respect to such dissenting shares and such dissenting shares will not be converted into shares of the Surviving Corporation Common Stock in the Merger; provided, however, that nothing in this
Section 6 is intended to remove, release, waive, alter or affect any of the conditions to WealthHound Florida's and the Surviving Corporation's obligations to consummate the Merger as set forth in the Agreement. Shares of WealthHound Florida that are outstanding immediately prior to the Effective Time of the Merger and with respect to which dissenting shareholders' rights of appraisal under Florida Law have either (a) not been properly exercised and perfected or
(b) with the consent of the Surviving Corporation, been withdrawn, will, when such dissenting shareholders' rights can no longer be legally exercised under Florida Law, be converted into shares of the Surviving Corporation as provided in Section 5(1). The shareholders of WealthHound Delaware who except for Section
607.1104  of  Florida  Law would

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

have been entitled to vote and who dissent pursuant to Section 607.1320 may be entitled, if they comply with the provisions of Florida Law regarding the rights of dissenting shareholders, to be paid the fair value for their shares. "Dissenting Shares" means any shares of WealthHound Florida capital stock that
(i) are outstanding immediately prior to the Effective Time and (ii) with respect to which dissenters' rights to obtain payment for such dissenting shares in accordance with Section 607.1320 of Florida Law have been duly and properly exercised and perfected in connection with the Merger.

         7. Stock Certificates. As of and after the Effective Time, all of the outstanding certificates which, immediately prior to the Effective Time, represented shares of WealthHound Florida Common Stock shall be deemed for all purposes to evidence ownership of, and to represent, shares of Surviving Corporation Common Stock into which the shares of WealthHound Florida Common Stock formerly represented by such certificates, have been converted as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agents of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or otherwise accounted for to the Surviving Corporation or its transfer agents, have and be entitled to exercise any voting and other rights with respect to, and to receive any dividends and other distributions upon, the shares of Surviving Corporation Common Stock evidenced by such outstanding certificate as above provided.

         8. Shareholder Approval. This Agreement has been approved by WealthHound Florida under Section 607.1104 of the Florida Business Corporation Act by the shareholders representing in excess of 50% of the issued and outstanding voting securities of WealthHound Florida. In accordance with Section 253 of the General Corporation Law of the State of Delaware, this Agreement has been approved by the directors of WealthHound Florida and approval by the shareholders of WealthHound Delaware was not required.

         9. Amendment. To the full extent permitted by applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto, either before or after approval of the shareholders of the constituent corporations and at any time prior to the Effective Time with respect to any of the terms contained herein.

         10. Termination. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Boards of Directors of WealthHound Florida or WealthHound Delaware, notwithstanding approval of this Agreement by the shareholders of WealthHound Florida, if, in the opinion of either of the Boards of Directors of WealthHound Florida or WealthHound Delaware, circumstances arise which in the opinion of such Boards of Directors, make the Merger for any reason inadvisable.

         11. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.


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

         12. Florida Appointment. WealthHound Delaware hereby agrees that it may be served with process in the State of Florida in any action or special proceeding for enforcement of any liability or obligation of WealthHound Florida or WealthHound Delaware arising from the Merger. WealthHound Delaware appoints the Secretary of State of the State of Florida as its agent to accept service of process in any such suit or other proceeding and a copy of such process shall be mailed by the Secretary of State of Florida to WealthHound Delaware at 11 Broadway, New York, NY 10004.

         13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflicts of laws.



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         IN WITNESS WHEREOF,  WealthHound Florida and WealthHound  Delaware have caused this Agreement to be executed and delivered by their respective duly authorized officers as of the date first above written.

                                       WEALTHHOUND.COM, INC.
                                       a Florida corporation

                                       By:/s/ Michael D. Farkas
                                          --------------------------------------
                                          Name: Michael D. Farkas
                                          Title: Chief Executive Officer


                                       WEALTHHOUND.COM, INC.
                                       a Delaware corporation

                                       By: /s/ Michael D. Farkas
                                          --------------------------------------
                                          Name: Michael D. Farkas
                                          Title: Chief Executive Officer


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